Exhibit 99.1

NEWS RELEASE

Contacts:	BIO-key International, Inc.
Scott Mahnken
732-359-1113

BIO-key® International, Inc.

& InterDigital® Announce Research Collaboration

InterDigital makes investment in BIO-key to support Research in Advanced Cloud Security and Identity and Access Management Solutions for the Mobile Market

Wall, NJ, February 26, 2013 – BIO-key International, Inc. (OTCBB: BKYI), a global leader in fingerprint biometric identification solutions and advanced mobile credentialing and identity verification technologies, today reported that InterDigital Communications, Inc., a subsidiary of InterDigital, Inc. (NASDAQ: IDCC), a wireless research and development company, has entered into an R&D collaboration agreement with BIO-key.

The R&D collaboration will target advanced Cloud security and identity and access management solutions for the mobile market. The collaboration will bring together BIO-key’s innovative research and product development capabilities in fingerprint biometrics with InterDigital’s research efforts in developing identity and access management solutions for the mobile market. The efforts include user friendly authentication, end point security, and various other advanced mobile security research areas. InterDigital will provide funding for these efforts.

In addition, InterDigital will invest $900,000 in return for newly issued shares in BIO-key and a Senior Secured Note that will mature December 31, 2015.

Concurrently, BIO-key has also raised an additional $500,000 in equity from a number of strategic private and institutional investors on similar terms as the InterDigital investment. The total combination of debt, equity and R&D funding of $1,425,000 at closing will be used to repay existing debt, fund growth initiatives and provide general working capital for the business. The Hickory Group, LLC is acting as BIO-key’s financial adviser on the InterDigital investment.

“InterDigital, a pioneer and global leader in the mobile and wireless industry, will integrate its security technology with BIO-key’s state-of-the-art fingerprint biometric authentication solutions to create product offerings for the world’s mobile market. Rapidly growing requirements for secure access to data and services on mobile platforms is driving the demand for strong authentication and improved device and Cloud security. BIO-key’s biometric and transaction security systems significantly reduce risks associated with secure access to corporate data and services as well as potentially high value transactions in the Cloud. The collaborative development efforts, along with InterDigital’s position, will create market opportunities for BIO-key in the mobile field,” stated Mike DePasquale, BIO-key CEO. “The world is rapidly moving towards full and complete access to the Cloud using Smartphones, tablets and other devices. BIO-key’s unique device-agnostic technologies make us the ideal partner to develop a universal and global mobile authentication solution.”

“InterDigital is committed to driving disruptive innovation across the mobile ecosystem through in-house development, partnerships, collaborations and acquisitions.  Our collaboration with BIO-key is consistent with InterDigital’s newly formed Innovation Partners group, which is focused on expanding InterDigital’s reach within the mobile ecosystem,” stated Scott McQuilkin, Senior Executive Vice President, Innovation.

About BIO-key

BIO-key International, Inc., headquartered in Wall, New Jersey, develops and delivers advanced identification solutions to commercial and government enterprises, integrators, and custom application developers. BIO-key’s award winning, high performance, scalable, cost-effective and easy-to-deploy biometric finger identification technology accurately identifies and authenticates users of wireless and enterprise applications. Our solutions are used in local embedded OEM products as well as some of the world’s largest identification deployments to improve security, guarantee identity, and help reduce identity theft.  BIO-key’s technology is offered directly or by market leading partners around the world. (http://www.bio-key.com)

BIO-key Safe Harbor Statement

Certain statements contained in this press release may be construed as “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “Act”).  The words “estimate,” “project,” “intends,” “expects,” “anticipates,” “believes” and similar expressions are intended to identify forward-looking statements.  Such forward-looking statements are made based on management's beliefs, as well as assumptions made by, and information currently available to, management pursuant to the “safe-harbor” provisions of the Act.  These statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected on the basis of these statements.  These risks and uncertainties include, without limitation, our history of losses and limited revenue, our ability to develop new products and evolve existing ones, the impact on our business of the recent financial crisis in the global capital markets and negative global economic trends, our ability to attract and retain key personnel.  For a more complete description of these and other risk factors that may affect the future performance of BIO-key International, Inc., see “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and its other filings with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made.  The Company also undertakes no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.